Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (the “Registration Statement”) Form S-3 (No. 333- 273110) and Form S-3 (No. 333-273393) of SurgePays Inc., and Subsidiaries of our report dated March 25, 2025 relating to the financial statements which appears in this Form 10-K.

Very truly yours,

/s/ Rodefer Moss & Co, PLLC

Johnson City, Tennessee

March 25, 2025